Item 77C – Exhibit 1

DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Pennsylvania Municipal Money Market Fund, Inc. (the “Fund”) was held on February 12, 2010. Out of a total of 291,616,487.074 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 147,089,948.990 were represented at the Meeting, in person or by proxy. The following matters were duly approved by the holders of the Fund’s outstanding Shares as follows:

1.             To approve amending the Fund’s policy regarding borrowing:

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                   115,382,826.630        24,712,945.330            6,994,177.030

2.             To approve amending the Fund’s policy regarding lending:

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 114,826,295.910        24,887,010.990               7,376,642.090

3.    To permit investment in other investment companies.

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 111,483,072.910         28,518,596.670             7,088,279.410

Item 77C – Exhibit 2

DREYFUS PENNSYLVANIA MUNICIPAL MONEY MARKET FUND, INC.

MATTER SUBMITTED TO A VOTE OF SECURITY HOLDERS

A Special Joint Meeting of Shareholders (the “Meeting”) of Dreyfus Pennsylvania Municipal Money Market Fund, Inc. (the “Fund”) was held on December 28, 2009. Out of a total of 291,616,487.074 of the Fund’s shares (“Shares”) entitled to vote at the Meeting, a total of 144,729,036.020  were represented at the Meeting, in person or by proxy. Shareholders voted on the approval of changes to the Fund’s fundamental policies and investment restrictions. The voting results were as follows:

3.             To approve amending the Fund’s policy regarding borrowing:

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                   113,320,292.920        24,567,038.750             6,841,704.350

4.             To approve amending the Fund’s policy regarding lending:

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                112,763,762.200        24,741,104.410               7,224,169.410

3.    To permit investment in other investment companies.

                                                                          SHARES

                                  _______________________________________________________

                                      Affirmative               Against                      Abstain

                                  ______________________________________________________

                                 109,430,252.990         28,372,691.090             6,926,091.940

               Because the requisite number of votes had not been received as of December 28, 2009, the Meeting was adjourned until February 12, 2010.